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                                                                     EXHIBIT 5.1
                                January 29, 1999



Board of Directors
Troy Financial Corporation
32 Second Street
Troy, NY  12180

Ladies and Gentlemen:

            We are acting as special counsel to Troy Financial Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1, as amended (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 11,783,475 shares of the Company's common stock, par value $.0001 per share, all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

            For purposes of this opinion letter, we have examined copies of the following documents:

            1.    An executed copy of the Registration Statement.

            2. The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

            3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

            4. The proposed form of Agency Agreement between the Company, The Troy Savings Bank (the "Bank") and Sandler O'Neill & Partners, L.P., filed as Exhibit 1.2 to the Registration Statement (the "Agency Agreement").

            5. The Amended and Restated Plan of Conversion of the Bank, dated July 15, 1998 and amended on December 10, 1998 and January 28, 1999 (the "Plan").

            6. Resolutions of the Board of Trustees of the Bank adopted on July 15, 1998, December 10, 1998 and January 28, 1999 and a



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                  unanimous written consent of the Board of Directors of the
                  Company dated January 28, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

            In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

            This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

            Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Stock Committee of the Board of Directors of the Company approving the final form of the Agency Agreement, (ii) execution and delivery by the Company of the Agency Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Agency Agreement and the Plan, and (v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

            We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

            We hereby consent to the filing of this opinion letter as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,



                                     /s/  HOGAN & HARTSON L.L.P.